UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2022

Summit Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36866	37-1979717
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2882 Sand Hill Road, Suite 106, Menlo Park, CA		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617-514-7149

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	SMMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Summit Therapeutics Inc. (the “Company”) recommended, and on December 27, 2022 the Board approved, (i) an increase in the annual base salary of Dr. Mahkam Zanganeh, the Company’s co-Chief Executive Officer and President, to $600,000, effective January 1, 2023, with a bonus opportunity of up to 60% based on satisfaction of certain performance conditions and subject to Board approval, (ii) a bonus in the amount of $202,500 payable to Dr. Zanganeh on account of her services to the Company in 2022 and (iii) an extraordinary bonus in the amount of $250,000, payable to Dr. Zanganeh in recognition of Dr. Zanganeh's exceptional work, commitment and expertise in connection with the Company's previously announced transaction with Akeso, Inc.

On December 22, 2022, the Committee approved (i) an increase in the annual base salary of Ankur Dhingra, the Company’s Chief Financial Officer, to $500,000, effective January 1, 2023, (ii) a bonus in the amount of $131,918 payable to Mr. Dhingra on account of his services to the Company in 2022 and (iii) an extraordinary bonus in the amount of $250,000, payable to Mr. Dhingra in recognition of Mr. Dhingra’s exceptional work, commitment and expertise in connection with the Company’s previously announced transaction with Akeso, Inc.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT THERAPEUTICS INC.

Date: December 27, 2022	By:	/s/ Ankur Dhingra
Ankur Dhingra
Chief Financial Officer